Exhibit 5.1
            Opinion of Sonnenschein Nath & Rosenthal with Respect to Legality





                                   September 6, 1996



First Merchants Acceptance Corporation
570 Lake Cook Road, Suite 126
Deerfield, Illinois 60015

     Re:  First Merchants Acceptance Corporation
          Registration Statement on Form S-3 (No. 333-09487)
          --------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to the trusts referred to below in connection with the filing by First Merchants Acceptance Corporation, a Delaware corporation (the "Registrant"), of a Registration Statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") in an aggregate principal amount of up to $625,000,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series. Each series of asset-backed securities will be issued by either (a) a trust (each, an "Owner Trust") formed by the Seller pursuant to a trust agreement (each, a "Trust Agreement") between the Seller and a trustee or (b) a trust (each, a "Grantor Trust") formed pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Seller, a servicer, and a trustee. Each series of securities issued by an Owner Trust may include one or more classes of Notes, which will be issued pursuant to an indenture (each, an "Indenture") between the related Owner Trust and an indenture trustee. Each series may include one or more classes of Certificates, which will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement. The Certificates and the Notes will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") among the Registrant, the applicable Seller and the underwriter or underwriters named therein.

     We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement or Pooling and Servicing Agreement (including the forms of Certificates included as exhibits thereto and, with respect to the Trust Agreement, the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act) and the forms of Underwriting Agreements relating to the Notes and the Certificates (collectively, the "Form Operative Documents"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Registrant, and matters of fact and law as we deem necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the base prospectus included in the Registration Statement.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

     Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes and/or Certificates of any series, when (i) the Registration Statement becomes effective pursuant to the provisions of the Act, (ii) the amount, price, interest rate and other principal terms of such Notes and/or Certificates have been duly approved by the respective Boards of Directors of the Registrant and the Seller forming the related Owner Trust or Grantor Trust, (iii) documents (the "Final Operative Documents") in the nature of the applicable Form Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iv) with respect to each Owner Trust, the related Certificate of Trust has been duly executed by the trustee and timely filed with the Secretary of State of the State of Delaware, (v) with respect to each series that includes Notes, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes and/or Certificates have been duly executed and issued by the related Owner Trust or Grantor Trust and authenticated by the trustee or the indenture trustee, as applicable, and sold in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes and/or Certificates will have been duly authorized by all necessary action of the applicable Owner Trust or Grantor Trust and will have been legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus supplements and the base prospectus included in the Registration Statement.

                                   Very truly yours,


                                   /s/ Sonnenschein Nath &
                                       Rosenthal